UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2013

ALSERES PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-6533	87-0277826
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

239 South Street, Hopkinton, Massachusetts		01748
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (508) 497-2360

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into Material Definitive Agreements

SIGNATURE

Item 1.01.	Entry into Material Definitive Agreements.

On February 1, 2013 the Company entered into a Settlement Agreement and Release with Boston Children’s Hospital (BCH) and Children’s Medical Center Corporation (CMCC) in full settlement of the lawsuit filed by BCH and CMCC seeking to recover amounts alleged to be owed by the Company to the plaintiffs totaling $642,906 plus costs.

In settlement of all claims by BCH and CMCC, the Company agreed to pay a lump sum of One Hundred Eighty five Thousand dollars ($185,000) to the plaintiffs. In addition to the lump sum payment, the Company agreed to pay to the plaintiffs an additional sum equal to the then cash value of 20,000 shares of the common stock of Navidea BioPharmaceuticals, Inc. upon the occurrence of the first milestone described in Section 4.2 of the sublicense agreement dated as of July 31, 2012 between Navidea BioPharmaceuticals, Inc. and the Company. This second payment is only due upon the occurrence of the first milestone unless the Company declares bankruptcy or alters its agreement with Navidea in a manner that results in the delay or cancellation of said milestone payment.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alseres Pharmaceuticals, Inc.

Date: February 7, 2013	By:	/s/ Kenneth L. Rice, Jr.
Kenneth L. Rice, Jr. Executive Vice President, Finance and Administration and Chief Financial Officer

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